UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 March 31, 2004
           ---------------------------------------------------------
                Date of Report (Date of earliest event reported)


                           EXTENDED STAY AMERICA, INC.
           ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   001-13125                 36-3996573
----------------------------   -----------------------    ----------------------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
    of incorporation)                                     Identification Number)


                               100 Dunbar Street
                              Spartanburg, SC 29306
           ---------------------------------------------------------
               (Address of principal executive offices) (zip code)


                                 (864) 573-1600
           ---------------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

On March 31, 2004, Extended Stay America, Inc. ("Extended Stay") announced that it had commenced cash tender offers to purchase any and all of its outstanding 9.15% Senior Subordinated Notes due 2008 and its 9 7/8% Senior Subordinated Notes due 2011, as well as related consent solicitations to amend such notes and the indentures pursuant to which they were issued. The tender offers and consent solicitations are being conducted in connection with Extended Stay's previously announced Agreement and Plan of Merger, dated March 5, 2004, with BHAC Capital IV, L.L.C. and BHAC Capital Acquisition IV, Inc.

A copy of the press release issued by Extended Stay on March 31, 2004, announcing the cash tender offers and related consent solicitations for its senior subordinated notes due 2008 and 2011 is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

     Exhibit Number                       Description of Exhibit

          99.1 Press release, dated March 31, 2004, of Extended Stay America, Inc., announcing the cash tender offers and related consent solicitations for its senior subordinated notes due 2008 and 2011

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          EXTENDED STAY AMERICA, INC.



Date:  March 31, 2004                     By: /s/ James A. Ovenden
                                              ----------------------------------
                                              Name:   James A. Ovenden
                                              Title:  Chief Financial Officer

                                  EXHIBIT INDEX


     Exhibit Number                       Description of Exhibit

          99.1 Press release, dated March 31, 2004, of Extended Stay America, Inc., announcing the cash tender offers and related consent solicitations for its senior subordinated notes due 2008 and 2011